                                                                   EXHIBIT 10(x)


                       [ZAPATA CORPORATION LETTERHEAD]


June 1, 1996



Mr. Joseph L. von Rosenberg III
14855 Memorial Drive, Apt. 2113
Houston, Texas 77079

Dear Joe:

Zapata Corporation (the "Company") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have your continued dedication, and to provide you (the "Executive") with compensation and benefits arrangements which are competitive with those of other corporations and which ensure that your compensation and benefits expectations will be satisfied. The Company also believes it is imperative to diminish your inevitable distraction by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control (as defined herein) and to encourage your full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to insure the continuation of favorable compensation and benefits upon a Change of Control. Therefore, in order to accomplish these objectives, the Company does hereby enter into this agreement (this "Agreement"), which shall supersede any other employment agreements between you and the Company.

In order to induce you to remain in the employ of the Company, it is agreed as follows:

1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment, all upon the terms and conditions set forth herein.

2. Term. Subject to the terms and conditions set forth herein, the Executive shall be employed for a primary term commencing on the date hereof and ending on November 30, 1997 (the "Primary Term"). Upon the expiration of the Primary Term, the term of employment of the Executive shall be automatically renewed for each subsequent period of 18 months (each, a "Renewal Term"), except as may be otherwise agreed upon in writing by the Company and the Executive.

3.   Duties and Responsibilities.

     A.   Capacity.  The Executive shall serve in the capacity of Executive
          Vice President, General Counsel and Corporate Secretary of the Company. The Executive's duties under this Agreement shall consist of such general management activities as are consistent with the responsibilities of said office and such other activities as may hereafter be assigned to him by the Chief Executive Officer, Avram A. Glazer ("Glazer"). All such duties shall be performed in accordance with any written or oral
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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 2


          direction from time to time furnished to the Executive by Glazer, and the Executive shall report solely to Glazer.


     B. Full-Time Duties. The Executive shall devote his full business time, attention and energies to the business of the Company and shall not be engaged in any other business activity, whether or not pursued for gain, profit or other pecuniary advantage, which would impair his ability to fulfill his duties to the Company under this Agreement, without the prior written consent of the Company. The Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive's personal affairs, and (b)(i) serve on boards or committees of civic or charitable organizations or trade associations, and (ii) serve on the board of directors of any corporation; provided, however, that the Executive shall advise the Company in writing of any such corporate directorship under clause (b)(ii) and, if requested by the Company, the Executive shall first demonstrate, to the reasonable satisfaction of the Company, that any such directorship does not detract from the Executive's performance of his duties and responsibilities under this Agreement. Nothing contained in this paragraph B shall prevent the Executive from passively investing his assets in such a form or manner as will not conflict with the terms of this Agreement and will not require services on the part of the Executive in the operation of the business of the companies or other enterprises in which such investments are made.

     C. Standard of Performance. The Executive will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his fiduciary responsibilities.

     D. Location. The Executive's primary place of employment shall be in Houston, Texas and the Executive shall not be required to relocate more than 30 miles from 1717 St. James Place, Suite 550, Houston, Texas 77056, without his consent.

4.   Compensation.

     A. Base Salary. During the Primary Term and any Renewal Term, the Company shall pay the Executive a salary (the "Base Salary") of $165,000 per annum, prorated for partial years of employment. The Base Salary shall be payable in accordance with the general payroll practices of the Company in effect from time to time. The Company shall review the Base Salary then being paid to the Executive at such times as the Company regularly reviews the compensation paid to employees generally (but no less frequently than once each fiscal year). Upon completion of such review, the Company in its sole discretion may increase, decrease or maintain the Executive's
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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 3


          then current Base Salary, provided, however, that the Company may decrease the Executive's then current Base Salary only with the prior written consent of the Executive.

    B.    Benefits.

          (1) Generally. The Executive shall be entitled to participate, in accordance with the Company's regular practices with respect to its similarly situated executives, in the Company's pension, profit-sharing, bonus, disability, accident, medical, life insurance, hospitalization plans and any other employee benefit program maintained by the Company for its similarly situated executives. The Company will have the right to amend or terminate any such benefit plans it may choose to establish.

           (2) Initial Bonus. The Executive shall be entitled to a cash bonus of not less than $50,000 with respect to calendar year 1996, which bonus shall be payable on or before December 25, 1996 (the "1996 Bonus"). The 1996 Bonus may be paid pursuant to any bonus plan or program maintained by the Company. Regardless of whether the 1996 Bonus is paid pursuant to such a bonus plan or program, payment of the 1996 Bonus shall be deemed to fully satisfy Executive's right (as described in paragraph 4.B.(1) above) to participate in any such bonus plan or program with respect to calendar year 1996.

           (3) Reimbursements. The Executive shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder, upon the submission of appropriate documentation.

           (4) Vacations and Other Absences. The Executive shall be entitled to such vacation, holidays and, subject to the provisions of
                Section 5, other paid or unpaid leaves of absence as are consistent with the Company's normal policies or as are otherwise approved by the Company.

    C. Payments. All payments to the Executive provided for under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to the provisions hereof, shall create, or be construed to create, a trust of any kind or any fiduciary responsibility of the Company to the Executive or any other person. To the

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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 4

          extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

5.   Termination.

     A. Termination by the Company Prior to Change of Control. At the Company's election, this Agreement may be terminated by the Company prior to a "Change of Control" (as hereinafter defined) in any of the following circumstances.

          (1)   If the Company shall have "Cause" (as hereinafter defined);

          (2)   If the Executive shall die; or

          (3) If the Executive shall be unable, with reasonable accommodation, to perform his duties hereunder owing to illness or incapacity for a total of 120 days during any 360-day period;

          The termination of the Executive's employment pursuant to this
          Section 5.A. shall be effective (i) in the case of a termination pursuant to paragraph (1) above, as of the date specified in Section 5.B., (ii) in the case of a termination pursuant to paragraph (2) above, at death, or (iii) in the case of a termination pursuant to paragraph (3) above, upon 30 days' written notice from the Company to the Executive. Upon any termination of the Executive's employment pursuant to paragraph (1), (2) or (3) above, the Company shall have no further liability or obligation under or in connection with this Agreement, except to pay the portion of the Executive's Base Salary earned or accrued at the date of termination. If the Executive is otherwise eligible for benefits under any long-term disability plan sponsored by the Company, then a termination solely pursuant to paragraph (3) above shall not affect, the Executive's entitlement to such benefits. In the event that the Executive's employment with the Company is terminated by the Company for any reason other than for "Cause," death or disability (as defined in paragraph (3) above), the Company shall have no further liability or obligation under or in connection with this Agreement, except to pay the Executive an amount equal to 150% of his annual Base Salary in effect at the date of termination in eighteen (18) equal monthly installments each equal to 8-1/3% of such annual Base Salary, the first such installment payable within 10 days after the date of termination and the remaining installments payable monthly thereafter. The termination of the Executive's employment by the Company other than for "Cause" shall be effective as of the date specified in this Section 5.A.


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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 5


     B. Cause. "Cause" means (a) the Executive is convicted of a felony involving moral turpitude, (b) the Executive commits a willful serious act intending to enrich himself at the expense of the Company or any affiliated entity, or (c) the Executive, in carrying out his duties and responsibilities under this Agreement, (i) is guilty of willful gross neglect, or (ii) voluntarily engages in conduct that results in material harm to the Company or any affiliated entity, unless such conduct was reasonably believed by the Executive in good faith to be in the best interests of the Company. In each case, the existence of Cause must be confirmed by a majority of the Board of Directors of the Company (the "Board") prior to any termination therefor. In the event of such a confirmation, the Company shall notify the Executive that the Company intends to terminate the Executive's employment for Cause (the "Confirmation Notice"). The Confirmation Notice shall specify the act, or acts, upon the basis of which the majority of the Board has so confirmed the existence of Cause. If the Executives notifies the Company in writing (the "Opportunity Notice") within five days after the Executive has received the Confirmation Notice, the Executive shall be provided one opportunity to meet with the Board (or a sufficient quorum thereof) to discuss such act or acts. Such opportunity to meet shall be fixed and shall occur on a date selected by the Board (such date being not less than 10 nor more than 45 days) after the Company receives the Opportunity Notice from the Executive. Such meeting shall take place at the principal offices of the Company. During the period commencing on the date the Company receives the Opportunity Notice and ending on the date next succeeding the date on which such meeting between the Board (or a sufficient quorum thereof) and the Executive is scheduled to occur, the Executive shall be suspended with pay from his employment with the Company and the Executive's access to the principal offices of the Company or any of its assets shall be restricted to access specifically permitted by the Board. If the Board properly sets the date of such meeting and if the Board (or a sufficient quorum thereof) attends such meeting and does not rescind its confirmation at such meeting or if the Executive fails to attend such meeting for any reason, the Executive's employment by the Company shall, immediately upon the closing of such meeting, be terminated for Cause. If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time deadline specified in this Section 5.B., the Executive's employment with the Company shall, on the sixth day after the receipt by the Executive of the Confirmation Notice, be terminated for Cause.

     C. Termination by the Executive Prior to Change of Control. In the event that the Executive terminates employment hereunder prior to a "Change of Control" for "Good Reason" (as defined in Section 5.D), the Company shall have no further liability or obligation under or in connection with this Agreement, except to pay the Executive an amount equal to 150% of his Base Salary in effect at the date of

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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 6


          termination in eighteen (18) equal monthly installments each equal to 8-1/3% of such annual Base Salary, the first such installment payable within 10 days after the date of termination and the remaining installments payable monthly thereafter. The termination of the Executive's employment for "Good Reason" shall be effective as of the date specified in Section 5.D. In the event that the Executive voluntarily terminates employment hereunder for other than "Good Reason" (as defined in Section 5.D) prior to a "Change of Control," the Company shall have no further liability or obligation under or in connection with this Agreement.

    D. Good Reason Prior to Change of Control. Prior to "Change of Control," "Good Reason" shall mean (i) the Executive is required to relocate more than 30 miles from 1717 St. James Place, Suite 550, Houston, Texas 77056, without his consent, or (ii) the Company fails to comply with any material provision of this Agreement. Termination of employment for Good Reason shall be deemed to be effective upon 10 days' written notice of termination from the Executive or the Company, as the case may be.

     E. Termination by the Company After Change of Control. In the event that the Executive's employment hereunder is terminated by the Company other than for (i) Cause, (ii) death, or (iii) for disability (as defined in Section 5.A.3), after a "Change of Control," the Company shall have no further liability or obligation under this Agreement, except to pay the Executive a severance payment (the "Severance Payment")(as hereinafter defined) in eighteen (18) equal monthly installments, the first such installment payable within ten
          (10) days after the date of termination and the remaining installments payable monthly thereafter. The termination of the Executive's employment by the Company shall be effective as of the date(s) specified in Sections 5.A and 5.B. For purposes of this Agreement, "Severance Payment" shall mean an amount equal to 2.99 times the Executive's "base amount within the meaning of Sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation. In the event that any payment or benefit to be provided to the Executive by the Company would be otherwise nondeductible by the company in whole or in part on account of Code Section 280G, the amount of such payment or benefit shall be reduced in order to limit or eliminate the portion of such amount that would otherwise be non-deductible under Section 280G. For purposes of applying this limitation, the Executive may waive, in writing, any portion of the payment or benefit prior to the date it is paid or made available and the waived amount shall not be taken into account. If Code Section 280G (and any successor provisions thereto) shall be repealed or otherwise be inapplicable, then the Severance Payment shall be equal to 2.99 times the average of the Executive's annual compensation for both
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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 7



          complete and partial calendar years during so much of the five calendar year period preceding the calendar year in which the Change of Control occurred during which the Executive was so employed, determined by annualizing any compensation (other than non-recurring items) includible in the Executive's gross income for any partial calendar year and then adding such non-recurring items to such annualized compensation. Compensation for this purpose shall include every type and form of compensation includible in the Executive's gross income in respect to the Executive's employment by the Company. In the event that the Executive's employment hereunder is terminated by the Company for (i) Cause, (ii) death, or (iii) for disability (as defined in Section 5.A.3), after a "Change of Control," the Company shall have no further liability or obligation under this Agreement.

    F. Termination by the Executive After Change of Control. In the event that the Executive terminates employment hereunder after a "Change of Control" for "Good Reason" (as defined in Section 5.G), the Company shall have no further liability or obligation under or in connection with this Agreement, except to pay the Executive the Severance Payment in eighteen (18) equal monthly installments, the first such installment payable within ten (1) days after the date of termination and the remaining installments payable monthly thereafter. The termination of the Executive's employment for "Good Reason" shall be effective as of the date specified in Section 5.G. In the event that the Executive voluntarily terminates employment hereunder for other than "Good Reason" (as defined in Section 5.G) after a "Change of Control," the Company shall have no further liability or obligation under or in connection with this Agreement.

    G. Good Reason After Change of Control. The Executive's employment hereunder shall be deemed to have been terminated for "Good Reason" if such termination of employment occurs within one year after the date of a "Change of Control" (as hereinafter defined) and following either (i) a diminution in the compensation (without the consent of the Executive), duties or responsibilities of the Executive immediately prior to the date of the Change of Control, (ii) the Company or any subsidiary of the Company merges with or into or consolidates with another corporation and as a result thereof less than 70% of the outstanding voting securities of the Company (or if the outstanding voting securities of the Company are converted into or exchanged for voting securities of some other corporation, less than 70% of the outstanding voting securities of such other corporation) shall then be owned in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation; provided, however, that this clause shall not apply to any merger or consolidation with Houlihan's Restaurant Group,Inc. or Specialty Equipment Companies, Inc; (iii) the Executive is required to relocate more than 30 miles from 1717 St. James Place, Suite 550, Houston, Texas 77056, without his consent, or
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W. Joseph L. von Rosenberg III
June 1, 1996
Page 8

         (iv) the Company fails to comply with any material provision of this Agreement. Termination of employment for Good Reason shall be deemed to be effective upon 10 days' written notice of termination from the Executive or the Company, as the case may be; provided, however, that no termination by the Executive based on a diminution in duties and responsibilities shall occur until the Executive has first notified the Company in writing as to the specific nature of the diminution in duties or responsibilities and afforded the Company 15 days in which to modify such duties or responsibilities. "Change of Control" means, and shall be deemed to have occurred if, at any time during the Primary Term or any Renewal Term (i) any "person", within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee or Subsidiary of the Company, any employee benefit plan (or related trust) applicable to the Company or any of its Subsidiaries or Malcolm I. Glazer or any corporation, person, partnership, trust or other entity controlled, directly or indirectly, by him becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation;
         (iii) at any time after June 1, 1996, individuals who constituted the Board on such date (including, for this purpose, any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors in office on such date) cease for any reason to constitute at least a majority of the Board; (iv) the consummation of a sale of substantially all of the assets of the Company; or (v) the Company's adoption of a plan of liquidation. A Change in Control shall also include any series of transactions occurring during the term of this Agreement which result in any of the changes described above.

H. Termination by the Executive. Upon any termination or expiration of the Executive's employment hereunder, the Executive shall have no further liability or obligation under or in connection with this Agreement; provided, however, that the Executive shall continue to be subject to the provisions of Section 6 hereof (it being understood and agreed that such provisions shall survive any termination or expiration of the Executive's employment hereunder). Upon any voluntary termination by the Executive, for any reason other than Good Reason, or expiration of Executive's employment hereunder, the Company shall have no further liability under or in connection with this Agreement, except to pay the portion of the Executive's Base Salary earned or accrued at the date of termination.
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W. Joseph L. von Rosenberg III
June 1, 1996
Page 9

6.       Confidential Information.

         A. Nondisclosure. The Executive hereby acknowledges that it will be necessary in connection with the performance of services hereunder to provide or make available to the Executive certain confidential and proprietary information, including, but not limited to, business and financial information, technological information, customer lists and financial information on customers, intellectual property, trade secrets and other information relating to the businesses, products, technology, services, or proprietary information being hereinafter referred to as "Confidential Information"). The Executive further acknowledges that the Confidential Information includes certain protected trade secrets and agrees that any such trade secrets shall remain the property of the Company or its affiliates at all times during the term of this Agreement and following the expiration or termination hereof. The Executive shall not publish, disseminate, distribute, disclose, sell, assign, transfer, copy, remove from the Company's premises, commercially exploit, or otherwise make use of any Confidential Information to or for the use or benefit of the Executive or any other person, firm, corporation or entity, except as specifically authorized in writing by the Company or as required for the due and proper performance of his duties and obligations under this Agreement. In addition, the Executive shall employ all necessary safeguards and precautions in order to ensure that unauthorized access to the Confidential Information is not afforded to any person, firm, corporation or entity. Upon any expiration or termination of this Agreement, or if the Company so requests at any time, the Executive shall promptly return to the Company all Confidential Information in the Executive's possession, whether in writing, on computer disks or other media, without retaining any copies, extracts or other reproductions thereof. Notwithstanding the foregoing, nothing contained in paragraph A shall prevent the publishing, dissemination, distribution, disclosure, sale, assignment, transfer, copying, removal, commercial exploitation or other use by the Executive of any information which (i) is generally available to the public (other that through a breach on the part of the Executive of any of the terms or provisions hereof), (ii) is lawfully obtained by the Executive from a source other that the Company or its affiliates, directors, officers, employees, agents or other representatives
                 (provided, however, that such source is not bound by a confidentiality agreement with the Company or any of its affiliates and is not otherwise under an obligation of secrecy or confidentiality to either of them), or (iii) is required to be disclosed by judicial or administrative process or, in the opinion of counsel, by the that the Executive complies fully customers, methods or tactics of the Company or its affiliates (any such confidential requirements of applicable law with the provisions of paragraph B below).
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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 10

         B. Requests for Disclosure. If the Executive is requested (whether by oral questions, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any part of the Confidential Information, the Executive shall (i) give prompt written notice to the Board of the existence of, and the circumstances attendant to, such request, (ii) consult with the Board as to the advisability of taking legally available steps to resist or narrow any such request or otherwise to eliminate the need for such disclosure, and (iii) if disclosure is required, cooperate with the Board in obtaining a protective order or other reliable assurance in form and substance satisfactory to the Board that confidential treatment will be accorded to such portion of the Confidential Information as is required to be disclosed.

7. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing, except that if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

8. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the respective parties at the following addresses (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this
         Section 8):

         If to the Company:

                 c/o Mr. Avram A. Glazer
                 Zapata Corporation
                 18 Stoney Clover Lane
                 Pittsford, New York 14534
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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 11

                 If to the Executive:

                 Joseph L. von Rosenberg III
                 14855 Memorial Drive, Apt. 2113
                 Houston, Texas 77079

9. Amendment, Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

10. Entire Agreement. This constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties relating thereto.

11. Severability. In the event that any term or provision herein is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained herein is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of the Executive.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

14. Headings. The headings of the sections contained herein are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision hereof.
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Mr. Joseph L. von Rosenberg III
June 1, 1996
Page 12


15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on the subject.


ZAPATA CORPORATION


By: /s/ AVRAM A. GLAZER
   ---------------------------------------
   Avram A. Glazer
   President and Chief Executive Officer



ACKNOWLEDGED AND AGREED TO:


/s/ JOSEPH L. VON ROSENBERG III
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Joseph L. von Rosenberg III